EXHIBIT A-1



     Certain consolidating financial statements herein are being filed by the Company under separate cover to be afforded confidential treatment. Pursuant to the Freedom of Information Act and Applicable rules of the Securities and Exchange Commission, the consolidating financial information relating to the Company's non-utility subsidiaries have been separated from the remainder of Exhibit A and marked "CONFIDENTIAL TREATMENT REQUESTED BY DPL INC."

     The Statements for which confidential treatment is requested are found on pages 16 through 27 of Exhibit A-1 bearing the following headings:

1. DPL Inc. Consolidation Detail Report, Subsidiaries
   Unconsolidated, Income Statement, Year to Date 12/31/99;

2. DPL Inc. Consolidation Detail Report, Subsidiaries
   Unconsolidated, Balance Sheet, Year to Date 12/31/99;

3. MV Leasing Consolidation Detail Report, Income Statement,
   Year to Date 12/31/99;

4. MV Leasing Consolidation Detail Report, Balance Sheet, Year to Date 12/31/99;

5. Plaza Building Consolidation Detail Report, Income
   Statement, Year to Date 12/31/99;

6. Plaza Building Consolidation Detail Report, Balance
   Sheet, Year to Date 12/31/99;






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